Exhibit 5.1

                           RICHARDSON & PATEL LLP
                          10900 Wilshire Boulevard
                                 Suite 500
                       Los Angeles, California 90024
                          Telephone (310) 208-1182
                          Facsimile (310) 208-1154


October 6, 2006

Via Facsimile (949) 640-0430
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and First Class Mail
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Board of Directors
Liberty Diversified Holdings, Inc.
2100 West Orangewood Avenue
Suite 220
Orange, California 92868

     Re:  2006 Consultant Stock Plan (the "Plan")
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Gentlemen:

     We have acted as counsel to Liberty Diversified Holdings, Inc., a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 5,000,000 shares of the Company's common stock, $.001 par value (the "Shares").

     In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan and assuming adequate consideration has been received by the Company, will be legally issued, fully paid, and non-assessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue-sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                   RICHARDSON & PATEL, LLP

                                   /s/ Richardson & Patel, LLP
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